EXECUTION VERSION
Exhibit 10.1

CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013	WELLS FARGO SECURITIES, LLC Duke Energy Center 550 South Tryon Street, 7th Floor Charlotte, NC 28202	BANK OF AMERICA, N.A. One Bryant Park New York, NY 10036

BARCLAYS 745 Seventh Avenue New York, NY 10019	BLACKSTONE HOLDINGS FINANCE CO. L.L.C. 345 Park Avenue New York, NY 20154	U.S. BANK NATIONAL ASSOCIATION, INC. 214 N Tryon Street, 26th Floor Charlotte, NC 28202
CIBC BANK USA CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH CIBC WORLD MARKETS CORP. 300 Madison Avenue New York, New York 10017

AZZ Inc.
One Museum Place, Suite 500
Fort Worth, TX 76107
Attention: Philip Schlom
Project Pegasus
$1,525.0 million Senior Secured Term Facility
$400.0 million Senior Secured Revolving Facility
Amendment No. 1 to Second Amended and Restated Commitment Letter
Ladies and Gentlemen:
Reference is hereby made to that certain Second Amended and Restated Commitment Letter, dated as of April 26, 2022 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Commitment Letter"; terms not otherwise defined herein shall have the meaning set forth in the Commitment Letter) addressed to AZZ Inc. Capitalized terms used but not defined in this amendment (this “Amendment”) shall have the meanings set forth in the Commitment Letter.
The parties hereto wish to amend the Commitment Letter as follows:
1.The Commitment Parties hereby acknowledge the First Amendment to the Securities Purchase Agreement, dated as of May 6, 2022, and confirm that such amendments contained therein is not materially adverse to the interests of the Lead Arrangers or the Lenders.
2.Paragraph 5 of Exhibit C to the Debt Commitment Letter is hereby amended by adding the following text immediately following clause (b) thereof: “(provided, that, in no event shall the financial statements of the Acquired Business with respect to the fiscal quarter of the Acquired Business ending March 31, 2022 be required to be delivered if the Closing Date occurs on or prior to May 31, 2022)”. The Commitment Parties hereby confirm that the condition set forth in Paragraph 5 has been met if the Closing Date occurs on or prior to May 31, 2022.

3.The Commitment Parties hereby confirm that the requirement to use commercially reasonable efforts to provide a Marketing Period pursuant to Paragraph 8 of Exhibit C to the Debt Commitment Letter has been satisfied and that no further Marketing Period will be required.
4.Paragraph 9 of Exhibit C to the Debt Commitment Letter is hereby amended and restated in its entirety to read as follows: “The Closing Date shall not occur prior to May 13, 2022.”
Except as otherwise expressly provided herein, the Commitment Letter is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof all references in the Commitment Letter to “this letter”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Commitment Letter in the Commitment Letter, engagement letter and fee letters delivered in connection therewith shall mean the Commitment Letter as amended and modified by this Amendment. This Amendment shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Commitment Letter which terms and conditions shall remain in full force and effect.
This Amendment, and any claim, controversy or dispute arising under or related to this Amendment, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction and venue of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Amendment. If this Amendment becomes the subject of a dispute, to the maximum extent permitted by applicable law, each of the parties hereto hereby irrevocably waives trial by jury. This Amendment sets forth the entire agreement between the parties with respect to the matters addressed herein, supersedes all prior communications, written or oral, with respect hereto, and may not be amended, supplemented, or modified except in a writing signed by the parties hereto. This Amendment shall be binding upon the parties and their respective successors and assigns.
This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
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Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this Amendment, which shall become a binding agreement upon our receipt.
Very truly yours,
CITIGROUP GLOBAL MARKETS INC.
By:    /s/ Matthew Burke
Name:    Matthew Burke
Title:    Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATE COMMITMENT LETTER]

WELLS FARGO SECURITIES, LLC
By:    /s/ Owen J. Toolson
Name:    Owen J. Toolson
Title:    Vice President

BANK OF AMERICA, N.A.
By:    /s/ Allison W. Connally
Name:    Allison W. Connally
Title:    Senior Vice President

BARCLAYS BANK PLC
By:    /s/ Brad Aston
Name:    Brad Aston
Title:    Managing Director

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.
By:    /s/ Eric Liaw
Name:    Eric Liaw
Title:    Senior Managing Director

U.S. BANK NATIONAL ASSOCIATION, INC.
By:    /s/ Blake Nilhas
Name:    Blake Nilhas
Title:    Senior Vice President

CIBC BANK USA
By:    /s/ Debbie Sowards
Name:    Debbie Sowards
Title:    Managing Director

                        CANADIAN IMPERIAL BANK OF                                 COMMERCE, NEW YORK BRANCH

By:    /s/ Marc Mainelli
Name:    Marc Mainelli
Title:    Authorized Signatory
By:    /s/ James Field
Name:    James Field
Title:    Authorized Signatory

CIBC WORLD MARKETS CORP.
By:    /s/ Marc Mainelli
Name:    Marc Mainelli
Title:    Managing Director

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

AZZ INC.

By:    /s/ Philip Schlom
Name: Philip Schlom
Title: Senior Vice President, Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATE COMMITMENT LETTER]